Exhibit 99.1

Sonnet BioTherapeutics Provides Fiscal Year 2022 Third Quarter Business and Earnings Update

●	Initiation of two clinical trials of SON-1010 in both healthy volunteers and patients with advanced solid tumors
●	Positive preclinical data of SON-1010 combined with anti-PD1 Checkpoint Inhibition

Subsequent Events During The Fiscal Year 2022 Fourth Quarter

●	Initiation of clinical trial of SON-080 in Patients with Persistent Chemotherapy-Induced Peripheral Neuropathy
●	Launch of at-the-market offering of common stock for up to $6.1 million
●	Closing on private placement of preferred stock for $2,250,000

PRINCETON, NJ / ACCESSWIRE / August 15, 2022 / Sonnet BioTherapeutics Holdings, Inc. (NASDAQ:SONN) (“Sonnet” or the “Company”), a biopharmaceutical company developing innovative targeted biologic drugs, announced today its financial results for the three months ended June 30, 2022 and provided a business update.

“Sonnet is proud of its progress to date, with two clinical programs in SON-1010 and SON-080 currently advancing in human studies,” said Pankaj Mohan, Ph.D., Founder and CEO. “During the fourth quarter of this year, we anticipate releasing initial safety and tolerability data from the SB101 study in oncology patients and the SB102 study in healthy volunteers. The initial pharmacokinetic and pharmacodynamic data from both studies should be available later this year, as well. Taken together, we anticipate that these trials will help the company optimize the clinical development strategies underpinning our multiple FHAB platform-based bispecific immunotherapy candidates.”

“We remain focused on an effective financing strategy to help advance Sonnet’s growth and we are excited to continue our work with the FHAB technology, which we believe carries significant value for oncology therapeutic development,” commented Jay Cross, CFO.

FY 2022 Third Quarter and Recent Corporate Updates

Sonnet provided the following corporate updates:

●	Initiated a second Phase 1 clinical trial of SON-1010 (IL12-FHAB), based on the successful initiation of the first two cohorts in the first-in-human (FIH) dose-escalation trial (SB101) in patients with advanced solid tumors; initial safety and tolerability data from the SB101 and SB102 studies expected during the calendar fourth quarter of this year; initial PK and PD data from both studies should also be available before the end of 2022
●	Initiated a Phase 1b/2a clinical trial of SON-080; this new study (SB211) will be conducted at multiple sites in Australia in patients with persistent chemotherapy-induced peripheral neuropathy (CIPN); initial safety data from this study are expected during the first half of 2023
●	Announced positive data from a preclinical combination study of SON-1010 with a commercially available anti-PD1 compound; combination increased survival rate in the study
●	Completion of the non-human primate (NHP) toxicology studies with SON-1210 is anticipated by the end of 2022; we expect to initiate the regulatory authorization process in the first half of 2023
●	Completed sequence confirmation for SON-3015 and preparing for initial in vivo mice studies during the calendar fourth quarter of this year

FY 2022 Third Quarter Ended June 30, 2022 Financial Results

●	As of June 30, 2022, Sonnet had $5.2 million cash on hand.
●	Research and development expenses were $5.6 million for the three months ended June 30, 2022, compared to $3.9 million for the three months ended June 30, 2021. The increase of $1.8 million was primarily due to increased expenditures for the development of the cell lines for IL12-FHAB, IL12-FHAB-IL15 and SON-080 in connection with the initiation of a Phase 1 clinical trial for SON-1010 and preparation for a Phase 1b/2a pilot-scale efficacy study with SON-080 in CIPN, the milestone payment incurred in connection with the XOMA Collaboration Agreement, and an increase in payroll expense as we continue to develop our product candidates.
●	General and administrative expenses were $2.3 million for the three months ended June 30, 2022, compared to $2.4 million for the three months ended June 30, 2021. The decrease of $0.1 million related primarily to a decrease in share-based compensation expense as a result of the restricted stock units issued in 2020 becoming fully vested at the beginning of April 2022 and a decrease in payroll expense as certain executives devoted more of their time to research and development activities, partially offset by an increase in consulting and professional fees.

At-the-Market Offering

Sonnet entered into an At-the-Market Sales Agreement with BTIG, LLC (“BTIG”) on August 15, 2022 (the “Sales Agreement”). Pursuant to the Sales Agreement, Sonnet may offer shares having an aggregate gross sales price of up to $6,090,000 pursuant to the prospectus supplement dated August 15, 2022, to be filed with the Securities and Exchange Commission (the “SEC”) in connection with the Sales Agreement.

Private Placement

On August 15, 2022, Sonnet entered into a securities purchase agreement with several accredited investors for the issuance and sale of (i) an aggregate of 22,275 shares of its Series 3 Convertible Preferred Stock, stated value $100 per share, (ii) 225 shares of its Series 4 Convertible Preferred Stock, stated value $100 per share, and (iii) Series 3 Warrants to purchase up to 3,865,982 shares of its common stock in a private placement for aggregate gross proceeds of $2,250,000, before deducting offering expenses. The shares of Series 3 Convertible Preferred Stock are convertible into an aggregate of 7,654,642 shares of common stock of Sonnet and the shares of Series 4 Convertible Preferred Stock are convertible into an aggregate of 77,323 shares of common stock of Sonnet, in each case, at a conversion price of $0.291 per share (the market price of the common stock of Sonnet under the rules of the Nasdaq Stock Market). The Series 3 Warrants have an exercise price of $0.291 per share (the market price of the common stock of Sonnet under the rules of the Nasdaq Stock Market), are exercisable commencing six months after issuance, and will expire five years from the issuance date. The shares of the Series 3 Convertible Preferred Stock and Series 4 Convertible Preferred Stock are convertible at the option of the holder at any time following the effective date of a reverse split of Sonnet’s outstanding common stock (the “Reverse Split”), expected to be submitted to stockholders in a proposal (the “Proposal”) at a special meeting of stockholders. Sonnet expects to file a proxy statement with the SEC for a special meeting of stockholders at which the Proposal will be submitted to stockholders for approval. The Series 3 Convertible Preferred Stock and the Series 4 Convertible Preferred Stock will have the right to vote together with the common stock on the Proposal. Holders of the Series 3 Convertible Preferred Stock will have the right to a number of votes on the Proposal equal to the number of shares of common stock into which the Series 3 Convertible Preferred Stock is convertible. Holders of the Series 4 Convertible Preferred Stock will have the right to 250,000,000 votes per share of Series 4 Convertible Preferred Stock, provided that, the votes cast by the Series 4 Convertible Preferred Stock with respect to the Proposal will be cast in the same proportion as the shares of common stock and Series 3 Convertible Preferred Stock that vote on the Proposal. The private placement was completed directly between Sonnet and the investors without an investment bank and closed on August 15, 2022. Proceeds from the offering are expected to be used to further the Company’s research and development activities.

Information relating to the Proposal and the special meeting will be contained in Sonnet’s definitive proxy materials to be filed with the SEC in connection with the special meeting. Sonnet is not soliciting proxies for the special meeting at this time. Proxy solicitation for the special meeting will only be made pursuant to a definitive proxy statement and related materials filed by Sonnet with the SEC with respect to the special meeting.

The securities issued in connection with the private placement offering described above were offered in a private placement under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Act”), and Regulation D promulgated thereunder and have not been registered under the Act or applicable state securities laws. Accordingly, such securities may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Act and such applicable state securities laws.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Sonnet BioTherapeutics Holdings, Inc.

Sonnet BioTherapeutics is an oncology-focused biotechnology company with a proprietary platform for innovating biologic drugs of single or bispecific action. Known as FHAB (Fully Human Albumin Binding), the technology utilizes a fully human single chain antibody fragment (scFv) that binds to and “hitch-hikes” on human serum albumin (HSA) for transport to target tissues. Sonnet’s FHAB was designed to specifically target tumor and lymphatic tissue, with an improved therapeutic window for optimizing the safety and efficacy of immune modulating biologic drugs. FHAB is the foundation of a modular, plug-and-play construct for potentiating a range of large molecule therapeutic classes, including cytokines, peptides, antibodies, and vaccines.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and Private Securities Litigation Reform Act, as amended, including those relating to the Company’s at the market offering, the special meeting, product development, clinical and regulatory timelines, market opportunity, competitive position, possible or assumed future results of operations, business strategies, potential growth opportunities and other statements that are predictive in nature. These forward-looking statements are based on current expectations, estimates, forecasts and projections about the industry and markets in which we operate and management’s current beliefs and assumptions.

These statements may be identified by the use of forward-looking expressions, including, but not limited to, “expect,” “anticipate,” “intend,” “plan,” “believe,” “estimate,” “potential, “predict,” “project,” “should,” “would” and similar expressions and the negatives of those terms. These statements relate to future events or our financial performance and involve known and unknown risks, uncertainties, and other factors which may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such factors include those set forth in the Company’s filings with the Securities and Exchange Commission. Prospective investors are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date of this press release. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

Sonnet BioTherapeutics Investor Contact

Michael V. Morabito, Ph.D.
Solebury Trout
917-936-8430
mmorabito@soleburytrout.com

Sonnet BioTherapeutics Holdings, Inc.

Consolidated Balance Sheets

(unaudited)

	June 30,	September 30,
	2022	2021
Assets
Current assets:
Cash	$5,224,596	$27,622,067
Prepaid expenses and other current assets	1,944,346	1,189,474
Total current assets	7,168,942	28,811,541
Property and equipment, net	49,422	59,056
Operating lease right-of-use asset	271,311	123,213
Total assets	$7,489,675	$28,993,810
Liabilities and stockholders’ equity
Current liabilities:
Related-party notes	$748	$748
Accounts payable	3,019,466	3,781,299
Accrued expenses	3,204,138	2,310,410
Operating lease liability	51,303	94,520
Deferred income	229,184	516,374
Total current liabilities	6,504,839	6,703,351
Operating lease liability	220,631	30,612
Total liabilities	6,725,470	6,733,963

Stockholders’ equity:
Preferred stock; $0.0001 par value: 5,000,000 shares authorized. No shares issued or outstanding	—	—
Common stock; $0.0001 par value: 125,000,000 shares authorized; 60,587,905 and 60,250,637 issued and outstanding at June 30, 2022 and September 30, 2021, respectively	6,058	6,025
Additional paid-in capital	84,733,865	83,943,040
Accumulated deficit	(83,975,718)	(61,689,218)
Total stockholders’ equity	764,205	22,259,847
Total liabilities and stockholders’ equity	$7,489,675	$28,993,810

See 10-Q filed today for notes to consolidated financial statements

Sonnet BioTherapeutics Holdings, Inc.

Consolidated Statements of Operations

(unaudited)

	Three Months Ended June 30,		Nine Months Ended June 30,
	2022	2021	2022	2021
Collaboration revenue	$62,071	$—	$287,190	$—
Operating expenses:
Research and development	5,648,952	3,887,261	16,320,090	11,598,835
General and administrative	2,280,345	2,352,268	6,259,494	6,541,717
Total operating expenses	7,929,297	6,239,529	22,579,584	18,140,552
Loss from operations	(7,867,226)	(6,239,529)	(22,292,394)	(18,140,552)
Foreign exchange gain (loss)	(9,794)	(1,513)	5,894	(16,837)
Other Income	—	125,501	—	125,501
Net Loss	$(7,877,020)	$(6,115,541)	$(22,286,500)	$(18,031,888)
Per share information:
Net loss per share, basic and diluted	$(0.13)	$(0.27)	$(0.37)	$(0.93)
Weighted average shares outstanding, basic and diluted	60,626,830	22,502,202	60,404,886	19,482,287

See 10-Q filed today for notes to consolidated financial statements